CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (hereinafter the "Agreement") is made this 8th day of October, 2001 (the "Effective Date"), by and between members of the 216 Paterson Plank Road Cooperating PRP Group identified on attached Exhibit 1 (hereinafter referred to as "Cooperating PRP Group"), Transtech Industries, Inc. (hereinafter referred to as "Transtech") and certain Underwriters at Lloyd's, London, and certain London Market Insurance Companies (hereinafter referred to as the "London Market Insurers")(the aforementioned parties being referred to hereinafter collectively as the "Parties").

WITNESSETH THAT:

     WHEREAS, London Market Insurers severally subscribed to certain insurance policies issued to Transtech (the Subject
Insurance Policies as defined below); and,

     WHEREAS, Transtech assigned to the Cooperating PRP Group its claims for coverage with respect to environmental liabilities at an NPL site in Carlstadt, New Jersey, known as 216 Paterson Plank Road, Carlstadt, New Jersey and more particularly described as Lots 1-5 of Block 124 on the tax map of the Borough of Carlstadt, New Jersey (hereinafter referred to as "Carlstadt Site") under certain of the insurance policies subscribed to by London Market Insurers, as more particularly described in a Settlement Agreement between the Cooperating PRP Group and Transtech, as amended; and

     WHEREAS, Transtech has incurred and may incur in the future certain liabilities, expenses and losses arising out of certain environmental claims; and,

     WHEREAS, in an effort to obtain an adjudication of its rights for coverage under the Subject Insurance Policies, Transtech filed a third party complaint in an action captioned AT&T Technologies, Inc., et al v. Transtech Industries, Inc. et al., pending in the United States District Court for the District of New Jersey, Civil Action No. 88-4267 (HLS) and filed an action captioned Transtech, Inc. et al v. Certain Underwriters at Lloyds, London, et al, pending in the Superior Court of New Jersey, Middlesex County, Docket Number MSO-6-010827-95 (hereinafter referred to as the "Declaratory Judgment Actions"); and,

     WHEREAS, London Market Insurers are named defendants and/or third party defendants in the Declaratory Judgment Actions; and,

     WHEREAS, London Market Insurers have denied and continue to deny all substantive allegations and claims asserted against them in the Declaratory Judgment Action; and,
     WHEREAS the Parties acknowledge the existence of disputed questions of insurance coverage pertaining to Transtech's and the Cooperating PRP Group's claims for coverage under the Subject Insurance Policies; and,

     WHEREAS, by this Agreement, the Parties intend to adopt, by way of compromise, and without prejudice to or waiver of their respective positions in other matters, without further trial or adjudication of any issues of fact or law, and without the London Market Insurers' admission of liability or responsibility under the Subject Insurance Policies, a full and final settlement that releases and terminates all rights, obligations and liabilities of London Market Insurers, Transtech and the Cooperating PRP Group with respect to the Subject Insurance Policies, including but not limited to all rights, obligations and liabilities relating to the aforesaid environmental claims, without prejudice to their respective positions on policy wordings or any other issues in the Declaratory Judgment Action, or any other action;

     NOW, THEREFORE, in full consideration of the foregoing and of the mutual agreements herein contained, and intending to be legally bound, the Parties agree as follows:

1.   DEFINITIONS.
The following definitions will apply to the listed terms wherever those terms appear throughout the Agreement as well as in any exhibits or attachments thereto. Where the listed terms are also further defined elsewhere in the body of the Agreement, the definitions listed here nonetheless apply and shall serve to further explain the meaning of those terms. Moreover, each defined term stated in a singular form shall include the plural form, each defined term stated in plural form shall include the singular form, and each defined term stated in the masculine form or in the feminine form shall include the other.

A.   Assigned Claims.
"Assigned Claims" shall mean, collectively, those claims that (1) Transtech assigned to the Cooperating PRP Group pursuant to an undated Settlement Agreement, an Amendment to Settlement Agreement made as of August 29, 1995, and a Second Amendment to Settlement Agreement made as of December 16, 1998, copies of which are attached collectively as Exhibit 2 to this Agreement and made a part of it and (2) which claims also arise out of or relate to Transtech's liabilities at the Carlstadt Site. The Cooperating PRP Group and Transtech represent that the Agreements referred to in this definition of "Assigned Claims" relate only to Transtech's liabilities at the Carlstadt site and that the assignment is limited to those claims.

B.   Cooperating PRP Group.
The term "Cooperating PRP Group" shall mean the members of the 216 Paterson Plank Road Cooperating PRP Group identified on attached
Exhibit 1 and to whom Transtech assigned the Assigned Claims as well as their successors and assigns. Notwithstanding anything to the contrary in this Agreement, the terms "Cooperating PRP Group" or "member of the Cooperating PRP Group" or similar term shall not include any Person to whom Transtech did not assign the Assigned Claims, however the term shall include all Persons to whom Transtech assigned the Assigned Claims. In addition, past and present subsidiaries, parents, affiliates and predecessors of the members of the Cooperating PRP Group are within the definition of "Cooperating PRP Group", but only to the extent (1) the member listed on Exhibit 1 attached to this Agreement has the legal authority to bind such entity and (2) such entity has a legal interest in the Assigned Claims.

C.   London Market Insurers.
"London Market Insurers" shall mean all the Names, Underwriters, and syndicates at Lloyd's, London, and all the companies doing business in the London Insurance Market which severally subscribed, each in his or its own proportionate share, to one or more of the Subject Insurance Policies (such insurers are identified in Attachment B to this Agreement). London Market Insurers shall also include: (i) all Names, Underwriters, and syndicates at Lloyd's, London, whether or not identified in Attachment B hereto, who subscribed to any insurance policies (a) the existence of which has not presently been established but which were issued to Transtech or (b) the existence of which has been established but the identities of the Names, Underwriters and syndicates at Lloyd's, London, are not presently known; and, (ii) those companies doing business in the London Insurance Market, (but only those companies identified in Section I of Attachment B hereto and that make the payment called for in Attachment D hereto), who subscribed to any insurance policies: (a) the existence of which has not presently been established but were issued to Transtech or (b) the existence of which has been established but the identity of such company as a subscribing insurer is not presently known. As used herein, "companies" shall mean the named corporate entity and all predecessors, successors, affiliates, pool companies as such and subsidiaries. Notwithstanding the foregoing, the London Market Insurers listed in Section II of Attachment B and in Attachment C to this Agreement are not participants in or parties to this Agreement and accordingly have no rights, benefits or obligations under this Agreement.

D.   Person.
"Person" shall mean an individual, a corporation, a partnership, an association, a trust, any other entity or organization, and any federal, state or local governmental or quasi-governmental body or political subdivision or any agency, department, board or instrumentality thereof.

E.   Subject Insurance Policies.
"Subject Insurance Policies" shall mean (i) all insurance policies listed in Attachment A hereto and (ii) all known and unknown insurance policies subscribed by the London Market Insurers listed in Section I of Attachment B and issued to Transtech, whether or not listed in Attachment A hereto.

F.   Transtech.
The term "Transtech" shall mean:


(i) Transtech Industries, Inc.; its predecessors; all its past and present subsidiaries and the predecessors and successors of such subsidiaries; its past and present affiliates and joint ventures and their predecessors and successors; and all its past, present and future assigns (but not including the Cooperating PRP Group), but only to the extent that Trantech has the legal authority to bind them (Transtech representing that it does not have the legal authority to bind Eastern Industrial, Wastequid, the Earthline Partnership or Dry Food Products and,

(ii) any other entity that was in the past or is now affiliated with, related to or associated with Transtech including any corporations that have been acquired by, merged into or combined with Transtech or its predecessors, or Transtech's past and present subsidiaries, affiliates, successors and assigns (but not including the Cooperating PRP Group), but only to the extent that Trantech has the legal authority to bind them (Transtech representing that it does not have the legal authority to bind Eastern Industrial, Wastequid, the Earthline Partnership or Dry Food Products) and,

(iii) any and all entities named as insureds, other insureds, or otherwise insured or claimed to be insured under the Subject Insurance Policies and those entities', subsidiaries', affiliates', successors' and assigns' directors, officers, agents and employees (but not including the Cooperating PRP Group), but only to the extent that Transtech has the legal authority to bind them (Transtech representing that it does not have the legal authority to bind Eastern Industrial, Wastequid, the Earthline Partnership or Dry Food Products).

2.   SETTLEMENT AMOUNT.

A. Each of the London Market Insurers listed in Section I of Attachment B shall pay into a separate, interest bearing escrow account agreed to by the Parties, to be maintained by D'Amato and Lynch, its respective, allocated share of the total settlement amount of twenty-nine million five hundred thousand United States Dollars ($29,500,000.00) (as set forth in Attachment D hereto).

B. If the London Market Insurers fail to comply with any of the following conditions, Transtech and the Cooperating PRP Group, jointly and not severally, shall have the right but not the obligation, to rescind this Agreement: (1) within 60 days after the Effective Date of this Agreement, London Market Insurers shall have paid at least $8,666,667 into the above referenced escrow account; and (2) within 120 days after the Effective Date of this Agreement London Market Insurers shall have paid at least $25,000,000 into the above referenced escrow account.

C. London Market Insurers, by their attorneys (D'Amato and Lynch), shall advise Transtech and the Cooperating PRP Group in writing within 65 days and 125 days after the Effective Date of this Agreement, respectively, of the amounts paid into the above referenced escrow account by each London Market Insurer as of 60 days and 120 days after the Effective Date of this Agreement.

D. If Transtech and the Cooperating PRP Group elect to exercise their rights to rescind this Agreement pursuant to Section 2.B. (which election must be joint), they must give written notice of the rescission to London Market Insurers no later than 30 days after receipt of the final notice of payments made into the above referenced escrow account as required by Section 2.C. Such notice shall be sent to the persons designated to receive notices in
Section 13 via facsimile and certified mail, return receipt requested. In the event Transtech and the Cooperating PRP Group rescind this Agreement, this Agreement shall have no force and effect and any principal amount and any interest thereon paid by the London Market Insurers shall be returned to them immediately.

E. In the event the London Market Insurers satisfy all of the conditions set forth in Section 2.B., or should Transtech and the Cooperating PRP Group fail to rescind this Agreement pursuant to
Section 2.D., then this Agreement shall be binding and the settlement monies and all earned interest through the date of payment shall be paid by wire transfer pursuant to written wire transfer instructions to be provided jointly to D'Amato and Lynch by the Cooperating PRP Group and Transtech. The payment of the settlement amount and any earned interest shall be made to only one account. London Market Insurers' payment of the settlement amount into such account shall be deemed payment to both Transtech and the Cooperating PRP Group.
The payment required by this Section 2.E. shall be made, (i) within 5 business days after London Market Insurers have complied with both of the conditions of Section 2.B., or (ii) within 5 business days after Transtech and the Cooperating PRP Group have given notice that they are not rescinding this Agreement or (iii) within 35 days after the receipt by Transtech and the Cooperating PRP Group of the final notice of payments made into the above referenced escrow account as required by Section 2.C. and a failure on their part to give notice of rescission, whichever event occurs earliest.

F. In the event that the Cooperating PRP Group and Transtech do not rescind this Agreement, then they shall be entitled to enforce the terms of this Agreement, including but not limited to the payment terms in this Section 2, against the London Market Insurers listed in Section I of Attachment B who have not paid their allocated share of settlement as set forth on Attachment D. This Agreement, including the payment terms in this Section 2, may be enforced by an application to enforce litigants' rights or to enforce this settlement in the Declaratory Judgment Actions or by separate action in the state or federal courts of New Jersey or as otherwise permitted by law. In the event that any London Market Insurer does not pay its allocated share of settlement as set forth on Attachment D within the applicable time period described in Section 2.E of this Agreement, then the amount owed by such London Market Insurer shall accrue interest at a rate equal to the interest rate paid on six (6) month U.S. Treasury bills as published in the Wall Street Journal on the date payment was due or the first business day thereafter. Interest shall accrue from the date payment was due calculated to the date of payment, and the non-paying London Market Insurer shall also be liable for such litigation costs and attorneys' fees incurred to enforce this Agreement and collect payment as may be awarded by a Court, if any.
Notwithstanding anything to the contrary herein, any decision or agreement by Transtech and/or the Cooperating PRP Group to accept less than the full amount of interest, litigation costs and attorneys fees that may be due from a London Market Insurer because it did not pay its allocated share of settlement timely shall not constitute a lesser payment or different settlement terms under subsection 2.G.
Notwithstanding this Section 2.F., a refusal or failure by Transtech and/or the Cooperating PRP Group to pursue such non-paying individual London Market Insurer will not affect Transtech's and/or the Cooperating PRP Group's entitlement to the receipt of the full amount due from each participating and paying individual London Market Insurer.

G. In the event that both Transtech and the Cooperating PRP Group later agree that any individual London Market Insurer listed in
Section I of Attachment B may make a lesser payment or may make its payment on terms which differ from the foregoing, then Transtech and the Cooperating PRP Group shall offer the same payment terms to all other London Market Insurers listed in Section I of Attachment
B. It is the purpose of this provision to ensure that all London Market Insurers listed in Section I of Attachment B shall have the same payment terms.

H. The Parties agree that they shall cooperate and use their best efforts to secure the entry of the Consent Order attached to this Agreement as Exhibit 3 in order to permit the establishment of a Qualified Settlement Fund into which the share of the Settlement Amount for the benefit of the Cooperating PRP Group, as agreed between Transtech and the Cooperating PRP Group, may be paid out from the account referred to in section 2.E above.

3.   SEVERAL LIABILITY.
Transtech and the Cooperating PRP Group acknowledge that the obligations of the London Market Insurers under this Agreement are several, and not joint. Transtech and the Cooperating PRP Group agree that no London Market Insurer shall be liable for any settlement amount allocable to any other London Market Insurer unless it has a contractual obligation to do so separate and apart from this Agreement. Accordingly, each identified London Market Insurer listed in Section I of Attachment B agrees to pay only its individual, respective, allocated share of the settlement amount, which amount is set forth in Attachment D hereto (plus any interest, litigation costs and attorneys fees due for late payment under Section 2.F.). Transtech and the Cooperating PRP Group shall not seek to recover from any individual London Market Insurer an amount in excess of its stated, respective, allocated share as set forth in Attachment D hereto (plus any interest, litigation costs and attorneys fees due for late payment under Section 2.F.). Transtech and the Cooperating PRP Group shall be obliged to release each paying London Market Insurer pursuant to the terms of Section 4 below, upon receipt of payment to Transtech and the Cooperating PRP Group as provided in Section 2.E above from that London Market Insurer.

4.   RELEASE.

A.   Release of London Market Insurers by Transtech and the
Cooperating PRP Group.

1. Upon Transtech's and the Cooperating PRP Group's receipt of each London Market Insurer's allocated several share of the Settlement Amount, Transtech and the Cooperating PRP Group, severally, and any subsequently appointed trustee or representative acting for Transtech or the Cooperating PRP Group, shall be deemed to remise, release, covenant not to sue and forever discharge the following: (a) the London Market Insurer making such payment; (b) each of that London Market Insurers' present and former officers, directors, employees, partners, limited partners, shareholders, members, subsidiaries, affiliates, representatives, attorneys and agents in such capacity and, (c) the respective heirs, executors, administrators, successors, assigns and reinsurers (as such) of any of the Persons identified in subparagraphs (a) and (b) hereof, from and against all manner of action, causes of action, suits, debts, accounts, promises, warranties, damages (consequential or punitive), agreements, costs, expenses, claims or demands whatsoever, in law or in equity, whether presently known or unknown, asserted or unasserted, whether sounding in tort or contract, or arising under the statutes or administrative regulations of any jurisdiction, with respect to any and all past, present or future claims, of any type whatsoever, that Transtech ever had, now has, or hereafter may have: (i) for insurance coverage, including both defense costs and indemnification claims, with respect to the Subject Insurance Policies; and (ii) arising out of or relating to any act, omission, representation, or conduct of any sort in connection with the Subject Insurance Policies.

2. Notwithstanding anything to the contrary in this Agreement, the scope of the release, covenant not to sue and discharge provided by the Cooperating PRP Group is limited only to the Assigned Claims.

3. It is the intention of Transtech to reserve no rights or benefits whatsoever under or in connection with the Subject Insurance Policies with respect to any past, present or future claims and to assure the settling London Market Insurers their peace and freedom from such claims and from all assertions of rights in connection with such claims.
It is the intention of the Cooperating PRP Group to reserve no rights or benefits whatsoever under or in connection with the Assigned Claims under the Subject Insurance Policies and to assure the settling London Market Insurers their peace and freedom from such Assigned Claims and from all assertions of rights in connection with such Assigned Claims.

4. Upon Transtech's and the Cooperating PRP Group's receipt of each London Market Insurer's allocated several share of the Settlement Amount, any and all rights, duties, responsibilities and obligations of such settling London Market Insurers created by or in connection with the Subject Insurance Policies are hereby terminated. As of the date of such payment Transtech hereby has no insurance coverage under the Subject Insurance Policies and the Cooperating PRP Group hereby has no claim for coverage under the Subject Insurance Policies arising from or in connection with the Assigned Claims. This release is intended to operate as though the London Market Insurers who pay their allocated several share of the settlement amount had never subscribed to the Subject Insurance Policies.

5. This Release extends to all those Underwriters at Lloyd's that subscribed to any of the Subject Insurance Policies which include both known and unknown policies. This Release also extends to all those London Market Companies identified in Section I of Attachment B which pay their share of the settlement as regards their subscription to any of the Subject Insurance Policies which include both known and unknown policies, but does not extend to any of the entities listed in Section II of Attachment B. This Release also extends to Equitas Reinsurance Limited and Equitas Limited. Both of these entities are third-party beneficiaries of the terms of this Release.

6. Transtech and the Cooperating PRP Group acknowledge that they have been advised by their attorneys concerning, and are familiar with, the California Civil Code Section 1542 and expressly waive any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect.

7. Transtech and the Cooperating PRP Group expressly assume the risk that acts, omissions, matters, causes or things may have occurred which they do not know or do not suspect to exist. Transtech and the Cooperating PRP Group hereby waive the terms and provisions of any statute, rule or doctrine of common law which either narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things or which restricts or prohibits the releasing of such claims.

B.   Release of Transtech and the Cooperating PRP Group by London
Market Insurers.

1. The London Market Insurers, and any subsequently appointed trustee or representative acting for London Market Insurers, shall be deemed to remise, release, covenant not to sue and forever discharge Transtech and the Cooperating PRP Group, severally, and all of their past and present officers, directors, employees, partners, limited partners, shareholders, members, subsidiaries, affiliates, representatives, attorneys, agents, successors and assigns, and each of them from and against all manner of action, causes of action, suits, debts, accounts, promises, warranties, damages (consequential or punitive), agreements, costs, expenses, claims or demands whatsoever, in law or in equity, whether presently known or unknown, asserted or unasserted, whether sounding in tort or contract, or arising under the statutes or administrative regulations of any jurisdiction, with respect to any and all past, present or future claims, of any type whatsoever, that London Market Insurers ever had, now have, or hereafter may have against Transtech, and the Cooperating PRP Group to the extent of the Assigned Claims, relating in any way to or arising in any way from (i) any of the Subject Insurance Policies, including but not limited to claims or demands for premiums, return premiums or retrospectively rated premiums, and (ii) any act, omission, representation, or conduct of any sort, if any, constituting bad faith, fraud, breach of fiduciary duty, breach of common law or statutory duty, or impairment of subrogation, contribution or other insurance rights or benefits. This Release, however, shall not apply to any obligations of Transtech or the PRP Group under this Agreement, including, without limitations, the obligations set forth in Section 6 below.
This Release shall be effective upon, and shall not be effective unless, there is a valid and binding Release from the Cooperating PRP Group and Transtech, severally pursuant to subsection 4.A.

2. London Market Insurers expressly waive, remise, release and discharge any and all claims, past, present and future, known and unknown, they have or may have for contribution, subrogation, indemnity, equitable allocation, apportionment or other insurance against any other insurers of Transtech, or the Cooperating PRP Group to the extent of the Assigned Claims, who have waived, released and discharged or, in the future, waive, release and discharge the same claims against the London Market Insurers. The London Market Insurers shall not make any claim against or attempt to obtain reimbursement from any insurer of Transtech or the Cooperating PRP Group or against any other Person, in whole or in part, for any amounts paid or to be paid under the terms of this Agreement, unless any such insurer or Person first makes a claim against any London Market Insurer for an amount alleged to be owed under the Subject Insurance Policies as to Transtech or the Assigned Claims as to the Cooperating PRP Group.

3. Subject only to subsection 4.B.2. above, it is the intention of the London Market Insurers to reserve no rights or benefits whatsoever under, in connection with or arising from the Subject Insurance Policies and Assigned Claims with respect to any past, present or future claims, including but not limited to claims against other insurers of Transtech or the Cooperating PRP Group or other persons, and to assure Transtech and the Cooperating PRP Group their peace and freedom from such claims and from all assertions of rights in connection with such claims.

4. The London Market Insurers acknowledge that they have been advised by their attorneys concerning, and are familiar with, the California Civil Code Section 1542 and expressly waive any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect.

5. The London Market Insurers expressly assume the risk that acts, omissions, matters, causes or things may have occurred which they do not know or do not suspect to exist. The London Market Insurers hereby waive the terms and provisions of any statute, rule or doctrine of common law which either narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things; or, which restricts or prohibits the releasing of such claims.

C.   Right to Enforce this Agreement.
Notwithstanding anything to the contrary in this Agreement, Transtech, the Cooperating PRP Group and London Market Insurers each reserves the right to enforce the terms of this Agreement.

5.   DISMISSAL OF DECLARATORY JUDGMENT ACTION.
Following execution of the Agreement and within fourteen (14) days after Transtech and the Cooperating PRP Group receive the payments provided for in paragraph 2 above, Transtech and the Cooperating PRP Group shall be obliged to make all appropriate filings and appearances to dismiss, with prejudice, their respective claims in the Declaratory Judgment Action against those London Market Insurers listed in Section I of Attachment B that have tendered payments to Transtech and the Cooperating PRP Group in the amounts set forth on Attachment D hereto, with the Parties to bear their own costs, expenses and attorneys' fees. Transtech and the Cooperating PRP Group shall not be obligated to make all appropriate filings and appearances to dismiss any claims against those entities listed on Section II of Attachment B, Attachment C or who otherwise do not make their settlement payments in accordance with Attachment D as required under Section 2E (including but not limited to any entities listed in Section I of Attachment B who do not make their settlement payments), until such settlement payments are made as provided in Section 2.F above.

6.   REDUCTION OF JUDGMENT/SETTLEMENT AND INDEMNIFICATION.

A.1. Transtech Reduction of Judgment.
If Transtech obtains a judgment against any insurer or other Person and such insurer or other Person obtains a judgment against any London Market Insurer (other than those listed in Section I of Attachment B who have not tendered payment pursuant to Section 2 of this Agreement) arising under or relating in any way to the Subject Insurance Policies, whether such judgment is for contribution, subrogation, indemnity, equitable allocation, apportionment or on any other basis relating to the judgment Transtech obtained against such other insurer or Person, Transtech will reduce the amount of the judgment that it obtains from such insurer or other Person by the amount of such insurer's or other Person's judgment against the London Market Insurers in question. Such reductions shall thereby relieve those London Market Insurers of their obligation to satisfy that judgment in favor of such other insurer or other Person.
In the event the reduction of judgment described herein is not effective in relieving the London Market Insurers encompassed by this Section 6.A.1. of their full obligation to satisfy the judgment in favor of such other insurer or other Person, then Transtech shall indemnify such London Market Insurer for any amounts they are required to pay to such other insurer or other Person in satisfaction of that judgment. In the event of an action against London Market Insurersencompassed by this section 6.A.1., Transtech shall have the right to attempt to substitute itself as a defendant for the pertinent London Market Insurers.

A.2. Cooperating PRP Group Reduction of Judgment.
Subject to Section 6.D., if the Cooperating PRP Group obtains a judgment against any insurer or other Person and such insurer or other person obtains a judgment against any London Market Insurer (other than those listed in Section I of Attachment B who have not tendered payment pursuant to Section 2 of this Agreement), arising under or in any way relating to the Subject Insurance Policy and the Assigned claims, whether such judgment is for contribution, subrogation, indemnity, equitable allocation, apportionment or on any other basis relating to the judgment the Cooperating PRP Group obtained against such other insurer or Person, the Cooperating PRP Group will reduce the amount of the judgment that it obtains from such insurer or other Person by the amount of such insurer's or other Person's judgment against the London Market Insurers in question (but only for that amount which relates to the Assigned Claims). Such reduction shall thereby relieve those London Market Insurers of their obligation to satisfy that judgment in favor of such other insurer or other Person.
In the event the reduction of judgment described herein is not effective in relieving those London Market Insurers encompassed by this Section 6.A.2 of their full obligation to satisfy the judgment in favor of such other insurer or other Person, then the Cooperating PRP Group shall, subject to Section 6.D., indemnify such London Market Insurers for any amounts they are required to pay to such other insurer or other Person in satisfaction of that judgment. In the event of an action against London Market Insurersencompassed by this Section 6.A.2., the Cooperating PRP Group shall have the right to attempt to substitute itself as a defendant for the pertinent London Market Insurers.

B.1. Other Insurers' Release of London Market Insurers.
In all settlements of Transtech's and/or the Cooperating PRP Group's claims against other insurers of Transtech for coverage of environmental liabilities (and with respect to the Cooperating PRP Group, only with respect to Assigned Claims), Transtech and the Cooperating PRP Group each will use its best efforts to include a provision that such other insurers will waive and release any claims against London Market Insurers (other than those listed in Section I of Attachment B who have not tendered payments pursuant to Section 2. whether such claims are based upon any theory of contribution, subrogation, indemnity, equitable allocation, apportionment or otherwise.

B.2. Transtech Reduction of Settlement.
In the event of a settlement between Transtech and any of its insurers or any other Person regarding Transtech's environmental liabilities, if such insurer or other Person obtains a judgment against any London Market Insurer (other than those listed in Section I of Attachment B who have not tendered payment pursuant to
Section 2 of this Agreement), arising under or in any way related to the Subject Insurance Policies, whether such judgment is for contribution, subrogation, indemnity, equitable allocation, apportionment or any other basis relating to the judgment Transtech obtained against such other insurer or Person, Transtech will reduce the amount of the settlement that it obtains from such insurer or other Person by the amount of such insurer's or other Person's judgment against the London Market Insurers in question. Such reduction shall thereby relieve those London Market Insurers of their obligation to satisfy the judgment in favor of such other insurer or other Person.
In the event the reduction of settlement described herein is not effective in relieving the London Market Insurers encompassed by this Section 6.B.2 of Attachment B of their full obligation to satisfy the judgment in favor of such other insurer or other Person, then Transtech shall indemnify such London Market Insurers for any amounts they are required to pay to such other insurer or other Person in satisfaction of that judgment.

B.3. Cooperating PRP Group Reduction of Settlement.
In the event of a settlement between the Cooperating PRP Group and any of Transtech's insurers or any other Person regarding insurance coverage for the Assigned Claims, if such insurer or other Person obtains a judgment against any London Market Insurer (other than those listed in Section I of Attachment B who have not tendered payment pursuant to Section 2 of this Agreement), whether such judgment is for contribution, subrogation, indemnity, equitable allocation, apportionment or on any other basis relating to the judgment Transtech obtained against such other insurer or Person, the Cooperating PRP Group will reduce the amount of the settlement that it obtains from such insurer by the amount of such insurer's judgment against the London Market Insurers in question. Such reduction shall thereby relieve those London Market Insurers of their obligation to satisfy the judgment in favor of such insurer or other Person in the event the reduction of settlement described herein is not effective in relieving the London Market Insurers encompassed by this Section 6.B.3 of their full obligation to satisfy the judgment in favor of such insurer or other Person, then, subject to Section 6.D., the Cooperating PRP Group shall indemnify such London Market Insurers for any amounts such London Market Insurers are required to pay to such insurer or other Person to satisfy the judgment in favor of such insurer or Person.

C.1. Transtech Indemnification Obligations.
Subject to Sections 6.E.2 and 6.F., Transtech shall indemnify and hold harmless each London Market Insurer (other than those listed in Section I of Attachment B that have not tendered their payments pursuant to Section 2 of this Agreement), for defense costs, settlements, and judgments arising under or in any way related to the Subject Insurance Policies. Transtech's obligations under this subsection 6.C.1. shall include all claims, whether by way of direct action or otherwise, made by: (a) other insurers of Transtech, (b) any Person claiming to be an insured or otherwise entitled to rights under the Subject Insurance Policies; (c) any Person that has acquired claims from or been assigned the right to make a claim under the Subject Insurance policies (except for the Cooperating PRP Group); (d) any federal, state, or local government or any political subdivision, agency, department, board or instrumentality thereof. Except upon proof of a claim to pierce the corporate veil no officer, director, employee, agent or representative of Transtech shall have any personal obligation or liability with respect to the matters encompassed by this Section
6 C.1.

C.2. Cooperating PRP Group Indemnification Obligations.
Subject to Sections 6.D. and 6.F., the Cooperating PRP Group, severally but not jointly, shall indemnify and hold harmless each London Market Insurer (other than those listed in Section I of Attachment B that have not tendered their payment to Transtech and the Cooperating PRP Group in accordance with Section 2 of this Agreement), for defense costs, settlements and judgments arising under or in any way related to the Subject Insurance Policies, but only if such defense costs, settlements or judgments arise from or are in connection with the Assigned Claims. The Cooperating PRP Group's obligations under this subsection 6.C.2. shall include all claims, whether by way of direct action or otherwise, made by: (a) other insurers of Transtech: (b) any Person that has acquired from or been assigned by the Cooperating PRP Group the right to make a claim under the Subject Insurance Policies relating to the Assigned Claims; and (c) any federal, state, or local government or any political subdivision, agency, department, board or instrumentality. Except upon proof of a claim to pierce the corporate veil, no officer, director, employee, agent or representative of the Cooperating PRP Group shall have any personal obligation or liability with respect to the matters encompassed by this Section 6.C.2.

D. Several Liability of Cooperating PRP Group Members.
The London Market Insurers acknowledge that the obligations of the Cooperating PRP Group to reduce any judgment or settlement or to indemnify the London Market Insurers (including defense) are several, and not joint, and are limited to the amount any particular member of the Cooperating PRP Group receives in settlement. The Cooperating PRP Group, severally, warrants and represents that each member listed on Exhibit 1 to this Agreement will receive, or will be deemed to have received, its percentage of the settlement amount, as shown on Exhibit 1. London Market Insurers agree that no member of the Cooperating PRP Group shall be liable for any reduction of judgment or settlement or for any indemnity amount allocable to any other member of the Cooperating PRP Group or for an amount in total for all obligations under this
Section 6 in excess of the amount which it receives in settlement. No London Market Insurer shall seek to recover from any individual member of the Cooperating PRP Group an amount in excess of its stated, respective, allocated share of the settlement amount, as set forth in attached Exhibit 1.

E.1. Transtech Indemnification Obligations - Carlstadt Site.
In the event any Cooperating PRP Group member fails to honor its indemnification obligations under Section 6.C.2., (the "Defaulting Member"), Transtech shall indemnify and hold harmless London Market Insurers to the extent of such Defaulting Member's unfulfilled obligations. As a condition precedent to Transtech's indemnification obligations under this Section 6.E.1, London Market Insurers shall act with reasonable diligence and good faith in taking action to enforce their indemnification rights against such Defaulting Member. Such action shall include, without limitation
(i) bringing a suit or proceeding against such Defaulting Member and pursuing such suit or proceeding to judgment, (ii) engaging in efforts to collect such judgment and (iii) timely filing a Proof of Claim in any bankruptcy, reorganization or receivership proceeding filed by or against such Defaulting Member. London Market Insurers shall obtain Transtech's prior consent before initiating any such suit or proceeding; filing such Proof of Claim; selecting counsel to prosecute the suit or proceeding; formulating litigation strategy; or compromising a claim for indemnification against a Defaulting Member. Transtech shall not unreasonably withhold its consent to any of the foregoing.

Provided London Market Insurers have complied with the requirements of the foregoing paragraph, Transtech shall indemnify London Market Insurers for their legal fees and costs incurred in pursuing indemnification from a Defaulting Member. However, in the event a Defaulting Member prevails on the merits against London Market Insurers in a suit or proceeding to enforce their indemnification rights against such Defaulting Member, then Transtech shall have no obligation to indemnify London Market Insurers for their legal fees or costs incurred in such suit or proceeding.

Notwithstanding the foregoing, in the event London Market Insurers file a Proof of Claim in any bankruptcy, reorganization or receivership proceeding filed by or against a Defaulting Member, Transtech shall promptly indemnify London Market Insurers for the Defaulting Member's unpaid indemnification obligations to London Market Insurers. London Market Insurers shall then assign their rights to Transtech against such Defaulting Member to the extent of any unpaid indemnification obligations by that Defaulting Member. Upon Transtech's satisfaction of its indemnification obligations under this Section 6.E.1. with respect to a Defaulting Member, London Market Insurers shall assign to Transtech all their rights to any uncollected amounts from such Defaulting Member.

E.2. Duration of Indemnification Obligations.
The indemnification obligations of Transtech and the Cooperating PRP Group, respectively, under Sections 6. C.1. and 2, and E.6.1. of this Agreement shall apply unless and until Transtech or the Cooperating PRP Group, whichever is applicable, effects a reduction of judgment or settlement as provided in Sections 6. A. and B.

     F. 1.     Indemnification - Notice; Cooperation.
If any claim, cross-claim or action for which Transtech or the Cooperating PRP Group is required to indemnify London Market Insurers under this Section 6 is asserted against or communicated to the London Market Insurers, they shall within 30 days forward to Transtech or the Cooperating PRP Group, whichever is applicable, any such demand, notice, communication, summons or other process received by them or their representatives. Any such claim, suit, or demand will be defended with counsel jointly selected by the Parties and paid for by Transtech and/or the Cooperating PRP Group but, as to the Cooperating PRP Group, only if and to the extent that it has any obligations as defined and limited in subsections 6.C.2. and Section 6.D. So long as they are paying for the defense of any such claim, suit or litigation, Transtech and/or the Cooperating PRP Group (whoever is the indemnitor) shall control the defense of any such litigation, subject to the London Market Insurers' right of prior approval of all material positions to be asserted on behalf of London Market Insurers, which approval shall not be unreasonably withheld. The London Market Insurers shall cooperate as provided in this Section 6.F.1. with Transtech or the Cooperating PRP Group in the conduct of any such proceedings.
In connection with any claim, cross-claim or action indemnifiable under this Section 6 and for which Transtech or the Cooperating PRP Group, whichever is applicable, is fulfilling its indemnity obligations, the London Market Insurers shall not voluntarily admit any liability, make any payment, assume any obligation or incur any expense for which Transtech or the Cooperating PRP Group is liable, without its prior approval, such approval not to be unreasonably withheld. However, in the event the amount sought against London Market Insurers for which the Cooperating PRP Group is liable to indemnify London Market Insurers under this Agreement exceeds the total limit of the Cooperating PRP Group's indemnity obligation as provided in Section 6.D., then London Market Insurers shall be entitled to settle such claim, cross-claim or action subject to the Cooperating PRP Group's prior approval, not to be unreasonably withheld. In the event such amount of the settlement exceeds the PRP Group's indemnity obligation, such settlement will also be subject to Transtech's prior approval, not to be unreasonably withheld.
Transtech or the Cooperating PRP Group, whichever is applicable, shall, subject to Section 6. D. above, have the right to settle any claim, cross-claim or action falling within the limits of the indemnification under this Section 6., and, upon request, the London Market Insurers shall assist in such efforts. Upon the request of Transtech or the Cooperating PRP Group, whichever is applicable, and provided it is fulfilling its indemnity obligations under this Section 6., the London Market Insurers shall assist Transtech or the PRP Group, in enforcing any right of contribution or indemnity London Market Insurers have against any Person or organization who may be liable to the London Market Insurers.

F. 2.     If allowed by the Court presiding over such proceeding,
in any filings or appearances in any proceedings in which London Market Insurers are defended by Transtech or the Cooperating PRP Group as provided in this Section 6., London Market Insurers shall be identified solely as "London Market Insurers [or other London Market Insurers entity, as appropriate] as indemnified by Transtech" or the Cooperating PRP Group", as the case may be. If allowed by such Court, every representation and filing made by counsel retained by Transtech or the Cooperating PRP Group shall contain the following disclaimer:
"London Market Insurers have settled the claims that are the subject of this action. Accordingly, although (Transtech) (Cooperating PRP Group) is authorized to defend London Market Insurers and to resolve this litigation as (Transtech) (Cooperating PRP Group) deems appropriate, London Market Insurers now take no position with respect to these policies. All statements and positions are solely those of (Transtech) (Cooperating PRP Group) and shall not constitute any representation or admission by London Market Insurers."

F.3. The London Market Insurers shall retain the right of prior approval with respect to all material positions, either procedural or substantive, taken by counsel selected by Transtech or the Cooperating PRP Group, which approval the London Market Insurers will not unreasonably withhold and shall be deemed given unless withheld on a timely basis after reasonable notice.

F.4. Nothing in this Agreement shall be construed as an acknowledgment, agreement or admission that Transtech or the Cooperating PRP Group has assumed any obligations owed by an insurer or otherwise assumed the attributes of an insurer. Transtech and the Cooperating PRP Group expressly disclaim all such obligations and attributes except the obligations of an indemnitor as expressly provided, defined and limited in this Section 6. In the event of a direct action against the London Market Insurers, Transtech and/or the Cooperating PRP Group shall have the right to attempt to substitute itself or themselves as a defendant(s) for the pertinent London Market Insurers.

G. The provisions of this Section 6 shall also extend to the benefit of Equitas Reinsurance Limited, Equitas Limited, and The Society of Lloyd's. Each of these three entities is a third-party beneficiary of the terms of this indemnification and hold harmless undertaking.

7.   CONFIDENTIALITY

A. The Parties agree that all matters relating to the terms, negotiation and implementation of this Agreement shall be confidential and are not to be disclosed except by order of court or agreement, in writing, of the Parties, except that, provided recipients agree to keep such information confidential, the Agreement may be disclosed to: (a) reinsurers of any London Market Insurer, directly or through intermediaries; (b) outside auditors, accountants or attorneys of any Party; (c) representatives of a non-Party insurer subscribing or allegedly subscribing to one or more of the Subject Insurance Policies, which insurer is, has been or may become insolvent in the future including, without limitation, any liquidators, provisional liquidators, scheme administrators, trustees, or similarly empowered Persons or entities acting for such insurer; (d) any non-Party insurer of Transtech or any member of the Cooperating PRP Group (but only as to the amount received in settlement by that party); and (e) Waste Management, Inc. pursuant to the December 23, 1997 settlement agreement between Transtech and Waste Management, Inc.. The Agreement may also be disclosed, as required, to the Inland Revenue or Internal Revenue Service and as necessary any to comply with the reporting requirements of the Securities and Exchange Commission.

B. In the event a private litigant, by way of document request, interrogatory, subpoena, or questioning at deposition or trial, attempts to compel disclosure of anything protected by this paragraph, the Party from whom disclosure is sought shall decline to provide the requested information on the ground that this Confidential Settlement Agreement and Release prevents such disclosure. In the event such private litigant seeks an Order from any court or governmental body to compel such disclosure, or in the event that a court, government official, or governmental body (other than the Inland Revenue, Internal Revenue Service, or Securities and Exchange Commission) requests or requires disclosure of anything protected by this paragraph, the Party from whom disclosure is sought shall immediately give written notice by facsimile or hand-delivery to the other Party, and shall immediately provide copies of all notice papers, orders, requests or other documents in order to allow each Party to take such protective steps as may be appropriate. Notice shall be made under this Paragraph to the persons identified in Paragraph 13 of this Agreement.

C. Material protected by this paragraph shall be deemed to fall within the protection afforded compromises and offers to compromise by Rule 408 of the Federal Rules of Evidence and similar provisions of state law or state rules of court.

D. Notwithstanding anything to the contrary in this Agreement, the list and allocated shares of members of the Cooperating PRP Group in attached Exhibit 1 shall be for attorneys' eyes only (limited to the attorneys who prepared and/or execute this Agreement) and not disclosed to any Parties, persons or entities, except to the extent necessary to enforce or defend a particular members' rights and obligations under this Agreement and then only with respect to that particular member. This subparagraph D does not apply to the members of the Cooperating PRP Group or the particular employees and agents of the London Market Insurers responsible for authorizing and implementing this settlement including, without limitation, claims personnel, but only if those employees and agents first agree to these terms of confidentiality and also first agree not to disclose the contents of Exhibit 1 to other claims personnel or other employees and agents of the London Market Insurers.

E. Notwithstanding anything to the contrary in this Agreement, the fact that the Parties have reached a confidential settlement shall not be confidential.

8.   COOPERATION

A. Transtech and the Cooperating PRP Group will undertake all reasonable actions to co-operate with London Market Insurers in connection with their respective reinsurers, including responding to reasonable requests for information and meeting with
representatives of reinsurers.   The pertinent London Market
Insurers shall reimburse Transtech and/or the Cooperating PRP Group for all reasonable expenses incurred in connection with such cooperation that are agreed to in advance by the pertinent London Market Insurers, such agreement not to be unreasonably withheld including but not limited to costs for travel, lodging, meals, copying and attorneys' fees.

B. London Market Insurers will undertake all reasonable actions to cooperate with Transtech and/or the Cooperating PRP Group in connection with the identification and addresses of insolvent insurers, their successors and trustees and other non-participating insurers. Transtech and/or the pertinent member(s) of the Cooperating PRP Group shall reimburse London Market Insurers for all reasonable expenses incurred in connection with such cooperation that are agreed to in advance by Transtech and/or the pertinent member(s) of the Cooperating PRP Group, such agreement not to be unreasonably withheld, including but not limited to costs for travel, lodging, meals, copying and attorneys' fees.

9.   NON-PREJUDICE AND CONSTRUCTION OF AGREEMENT

A. This Agreement is intended to be and is a compromise between the Parties and shall not be construed as an admission of coverage (or lack thereof) under the Subject Insurance Policies nor shall this Agreement or any provision hereof be construed as a waiver, modification or retraction of the positions of the Parties with respect to the interpretation and application of the policies that are the subject of the Declaratory Judgment Action.

B. This Agreement is the product of informed negotiations and involves compromises of the Parties' previously stated legal positions. Accordingly, this Agreement does not reflect upon the Parties' views as to rights and obligations with respect to matters or Persons outside the scope of this Agreement. This Agreement is without prejudice with regard to positions taken by the London Market Insurers with regard to other insureds, and without prejudice with regard to positions taken by Transtech and the Cooperating PRP Group with regard to other insurers. Except for the express references to Equitas Limited and Equitas Reinsurance Limited in Sections 4 and 6 above, the Parties specifically disavow any intention to create rights in third parties under or in relation to this Agreement.

C. This Agreement is the jointly drafted product of arms-length negotiations between the Parties with the benefit of advice from counsel, and the Parties agree that it shall be so construed. As such, neither party will claim that any ambiguity in this agreement shall be construed against the other party.

10.  MODIFICATION
No change or modification of this Agreement shall be valid unless it is made in writing and signed by the Parties.

11.  EXECUTION
There will be three (3) signed originals of this Agreement.

12.  GOVERNING LAW
This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New Jersey. Any action brought to enforce the provisions of this Agreement shall be commenced, prosecuted and defended exclusively in the state courts of the State of New Jersey.

13.  NOTICES
Unless another person is designated, in writing, for receipt of notices hereunder, notices to the respective Parties shall be sent to the following person:

Transtech                President
Transtech Industries, Inc.
200 Centennial Avenue, Suite 202
Piscataway, NJ  08854


Copy to Transtech Counsel:
James M. Andrews, Esq.
Blank, Rome, Comisky and McCauley, LLP
210 Lake Drive East
Cherry Hill, New Jersey 08002
(856) 779-3677 (telephone)
(856) 779-7647 (facsimile)

Cooperating PRP Group:        William L. Warren, Esq.
Drinker Biddle & Shanley, LLP
PO Box 627
105 College Road East
Princeton, New Jersey 08542-0627
(609) 716-6603 (telephone)
(609) 799-7000 (facsimile)

LONDON MARKET INSURERS
For Equitas Ltd.:             Glenn E. Brace, Esq.
John Holmes
Equitas Limited
Claims Department
33 St. Mary Axe
London EC3A 8LL
ENGLAND

For: Dominion Insurance Company    Andrew Tyler
B.D. Cook & Partners Ltd.
5-10 Bury Street
London EC3A 5AT
ENGLAND

For: Winterthur Swiss Insurance    Jonathan Slack
        Company and others         Cavell Management Services
                         Caveat House
                         14 Lovat Lane
                         London EC3R 8DZ
                         ENGLAND

With a copy to:

Neal M. Glazer, Esq.
D'Amato and Lynch
70 Pine Street
New York, New York 10270-0110
(212) 269-0927 (telephone)
(212) 269-3559 (facsimile)

14.  INTEGRATION
This Agreement, including the Attachments and Exhibits, constitutes the entire Agreement between London Market Insurers with each of Transtech and the Cooperating PRP Group, (but not as to agreements between Transtech and the Cooperating PRP Group themselves), with respect to the subject matter hereof, and supersedes all discussions, agreements and understandings, both written and oral, among the Parties with respect thereto.

15.  RECOVERIES FROM THIRD PARTIES
Provided Transtech and the Cooperating PRP Group have fulfilled their obligations under this Agreement, any amounts that Transtech or the Cooperating PRP Group recover in connection with their claims against others, including but not limited to other insurers or third parties, for property damage or any other liabilities related in any way to the matters released in this Agreement shall be for the sole benefit of the recovering party (be it Transtech or the Cooperating PRP Group), and not for the benefit of London Market Insurers.

16.  MISCELLANEOUS

A. All of the terms and conditions contained in this Agreement are for the benefit of and shall bind the Parties and their successors and assigns.

B. No term, condition or provision of this Agreement shall be deemed to have been waived, unless waived expressly in writing. The waiver of any term or condition in one or more instances shall not be considered a waiver of the right to enforce such term or condition thereafter.

C. If any provision of this Agreement shall be declared invalid or unenforceable by any Court, the remainder of this Agreement shall not be affected and shall be enforced to the extent permitted by law.

D. The "headings" contained in this Agreement are the purposes of expediency and are not intended to interpret the content of the paragraph language they precede.

The remainder of this page left blank intentionally.
The signature page is the next immediate page.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives intending to be legally bound by all its terms and conditions.

London Market Insurers identified in Section I of Attachment B have respectively designated D'Amato and Lynch as their attorneys-in-fact for the limited purpose of executing this Agreement on their behalf with express authority to do so.

The Cooperating PRP Group members identified in attached Exhibit 1 have respectively designated William L. Warren and/or Drinker Biddle & Shanley LLP as their attorneys-in-fact for the limited purpose of executing this Agreement on their behalf with express authority to do so.

Transtech Industries, Inc.

Signed:  /s/ Robert V. Silva
By:  Robert V. Silva

Cooperating PRP Group

Signed:  /s/ William L. Warren
By:    William L. Warren

London Market Insurers

Signed:  /s/ Neil M. Glazer
By:   Neil M. Glazer, D'Amato & Lynch

                Authorized Signatory

SCHEDULE OF ATTACHMENTS TO
SETTLEMENT AGREEMENT

Exhibit 1
List of members of the 216 Paterson Plank Road Cooperating PRP
Group with each member's allocated percentage of any reduction of judgment or settlement or indemnity obligation and dollar amount of settlement allocation

Exhibit 2
"Assigned Claims" Agreements

Exhibit 3
Consent Order to permit the establishment of a Qualified Settlement
Fund

Attachment A
List of all known policies.


Attachment B
List of all known subscribers (divided into two sections - one for solvent, paying entities and the other for any insolvents and any non-participating companies).

Attachment C
List of any insolvents and any non-participating companies which shows their allocated share(s) of the Settlement Agreement.

Attachment D
List of the Settling Insurers showing their allocated shares of the Settlement Agreement.